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PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS RECENT CLINICAL AND CORPORATE DEVELOPMENTS

-Significant Antiviral Synergy Observed with Once-Daily
Administration of 100 mg INX-189 in Combination with Ribavirin -

-Expansion of Ongoing Phase 1b Extension Trial Planned-
-$20 Million Financing Completed Through At-the-Market Financing Vehicle-

ATLANTA, GA – November 29, 2011 — Inhibitex, Inc. (NASDAQ:INHX, the “Company”) today announced several recent clinical and corporate developments, including top-line safety and antiviral data from its ongoing clinical trial designed to evaluate additional doses of INX-189, an oral nucleotide polymerase inhibitor being developed to treat chronic infections caused by hepatitis C virus (HCV), administered as monotherapy or in combination with ribavirin (RBV) for seven days.

“We believe the significant increase in antiviral activity demonstrated with 100 mg INX-189 in combination with RBV, as compared to 100 mg INX-189 dosed as monotherapy, further confirms the antiviral synergy between INX-189 and RBV that we have consistently observed in preclinical and clinical results to-date,” stated Dr. Joseph Patti, Senior Vice President and CSO of Inhibitex, Inc. “We look forward to further exploring this antiviral synergy with 200 mg of INX-189 and expanding the scope of our ongoing and planned Phase 2 clinical trials to include interferon-free combinations of INX-189 with other antiviral agents in HCV genotype 1, 2, and 3 patients in 2012.”

Recent Corporate Developments

INX-189 for Chronic Hepatitis C – The Company today reported top-line safety and antiviral data from an ongoing Phase 1b extension trial of INX-189, which is designed to further evaluate the safety, tolerability, pharmacokinetics and antiviral activity of various doses of INX-189, administered as monotherapy or in combination with RBV, for seven days in treatment-naïve patients infected with chronic HCV genotype 1. In the ongoing trial, 100 mg INX-189, dosed once-daily for seven days in combination with RBV, continued to demonstrate potent and dose-dependent synergistic antiviral activity with a median HCV RNA reduction from baseline of -3.79 log10 IU/mL. Further, 100 mg INX-189 in combination with RBV was well tolerated and there were no serious adverse events. For comparison purposes, in a clinical trial completed earlier this year, 100 mg INX-189 dosed as monotherapy once-daily for seven days resulted in a median -2.53 log10 IU/mL reduction in HCV RNA levels. In this same clinical trial, the Company also reported antiviral data indicating that INX-189, when dosed once-daily at 9 and 25 mg in combination with RBV for seven days, demonstrated dose-dependent, synergistic antiviral activity.

The Company also reported today that, subject to regulatory review, it plans to further expand its ongoing Phase 1b extension trial to evaluate once-daily doses of 200 mg INX-189 in combination with RBV; 300 mg INX-189 as monotherapy; and 200 mg INX-005 (a single isomer of INX-189) as monotherapy, respectively, for seven days. The Company anticipates that the Phase 1b extension trial will be completed in the first quarter of 2012.

Additionally, the Company reported that it plans to submit a protocol amendment this quarter to its ongoing Phase 2 study in genotype 2 and 3 HCV-infected patients to include the evaluation of 100 mg and 200 mg of INX-189 dosed once-daily in combination with RBV for 12 weeks.

Financing Activity – The Company reported today that it had recently sold a total of 1,949,015 shares of common stock at an average price per share of $10.25 for total gross proceeds of $19,983,396 through its at-the-market (ATM) financing vehicle. The Company entered into a $20 million ATM financing arrangement with McNicoll, Lewis & Vlak LLC (MLV) in November 2010, which provides it the opportunity to sell registered shares into the open market through MLV from time-to-time under its effective shelf registration. After commissions, the Company received $19,383,274 in net proceeds. The intended use of the net proceeds is to support the expansion of the Company’s planned Phase 2 program for INX-189 in 2012 and for general corporate purposes.
About Inhibitex

Inhibitex, Inc. is a biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. The Company’s clinical-stage pipeline includes two Phase 2 development programs for which it has retained all future rights: INX-189, a nucleotide polymerase inhibitor in development for the treatment of chronic HCV infections, and FV-100, a nucleoside analogue in development for the treatment of shingles-associated pain. The Company also has additional HCV nucleotide polymerase inhibitors in preclinical development and has licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of a staphylococcal vaccine, which is currently being evaluated in a Phase 1/2 clinical trial. For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding: the Company’s plan to evaluate the safety, tolerability, pharmacokinetics and antiviral activity of additional doses of INX-189 and INX-005, administered as monotherapy or in combination with ribavirin for seven days in its ongoing Phase 1b extension trial; the Company’s plan to submit a protocol amendment to expand the scope of its ongoing and planned Phase 2 development program of INX-189 to include interferon-free combinations in HCV genotype 1, 2, and 3 patients in 2012; the time in which the Company anticipates completing enrollment in its ongoing Phase 1b extension trial; and the intended use of net proceeds from the Company’s recent financing activities, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: the Company, the FDA, a data safety monitoring board, or an institutional review board delaying, limiting, suspending or terminating the clinical development of INX-189 at any time for a lack of safety, tolerability, biologic activity or efficacy, commercial viability, regulatory issues, or any other reason; the safety, tolerability and antiviral results achieved in small numbers of patients to-date not being repeatable in larger scale clinical trials; the Company’s ability to secure and use qualified third-party clinical and preclinical research and data management organizations to assist it in initiating and conducting planned clinical trials; third-party contract manufacturers not fulfilling their contractual obligations or otherwise performing satisfactorily in the future; the Company’s ability to manufacture and maintain sufficient quantities of preclinical and clinical trial material on-hand to complete planned preclinical studies and clinical trials on a timely basis; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended March 31, 2011, June 30, 2011 and September 30, 2011 as filed with the Securities and Exchange Commission, or SEC, on March 16, 2011, May 6, 2011, August 9, 2011 and November 8, 2011, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Contacts:

Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee M. Stern, CFA The Trout Group (646) 378-2922 lstern@troutgroup.com